UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) — July 5, 2012

WEST PHARMACEUTICAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-8036	23-1210010
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Gordon Drive, PO Box 645, Lionville, PA	19341-0645
(Address of principal executive offices)	(Zip Code)

(610) 594-2900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 5, 2012, West Pharmaceutical Services, Inc. (the “Company”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with a group of institutional investors (the “Purchasers”) pursuant to which the Purchasers purchased $42,000,000 3.67% Series A Senior Notes due July 5, 2022 (“Series A Notes”), $53,000,000 3.82% Series B Senior Notes due July 5, 2024 (“Series B Notes”) and $73,000,000 4.02% Series C Senior Notes due July 5, 2027 (“Series C Notes” and, together with the Series A Notes and the Series B Notes, the “Notes”) from the Company. The Notes were purchased at a purchase price equal to 100% of their principal amount.

The Purchasers of the Notes were Ameritas Life Insurance Corp., Aviva Life and Annuity Company and certain of its affiliates, AXA Equitable Life Insurance Company, ING Life Insurance and Annuity Company and certain of its affiliates, Jackson National Life Insurance Company, Jackson National Life Insurance Company of New York, Life Insurance Company of the Southwest, Metlife Alico Insurance K.K., MONY Life Insurance Company, Mutual of Omaha Insurance Company, United of Omaha Life Insurance Company, Nationwide Life Insurance Company, New York Life Insurance Company, New York Life Insurance and Annuity Corporation, The Northwestern Mutual Life Insurance Company, The Prudential Insurance Company of America, Pruco Life Insurance Company, Southern Farm Bureau Life Insurance Company and Woodmen of the World Life Insurance Society.  The Prudential Insurance Company of America and certain of its affiliates, Metropolitan Life Insurance Company and an affiliate of Mutual of Omaha are existing noteholders of the Company.

The Notes are unsecured and rank pari passu with the Company’s other senior unsecured debt. Interest on the Notes is payable semiannually on the 5th day of January and July of each year, commencing on January 5, 2013, until the principal amount of the Notes becomes due and payable. The unpaid principal amount of the Notes will be due on July 5, 2022 in respect of the Series A Notes, July 5, 2024 in respect of the Series B Notes and on July 5, 2027 in respect of the Series C Notes. The Company may, at any time, prepay amounts due under the Notes in an amount not less than $1,000,000 of the aggregate principal amount of the Notes then outstanding, subject to payment of a make-whole amount plus accrued and unpaid interest to the date of prepayment.  In the event of a Change in Control (as defined in the Note Purchase Agreement), the Company will be obligated to offer to repurchase not less than all of the Notes at par plus accrued and unpaid interest to the date of repurchase.

The Note Purchase Agreement contains financial covenants that prevent the Company at any time from having Priority Debt in excess of 25% of Consolidated Total Capitalization and that require the Company to maintain, for the period of the four most recent consecutive fiscal quarters, a ratio of Consolidated EBIT to Consolidated Interest Expense of at least 2.50 to 1.0 and a ratio of Consolidated Total Debt to Consolidated EBITDA of no greater than 3.50 to 1.0 (as all such terms are defined in the Note Purchase Agreement).  The Note Purchase Agreement contains customary affirmative covenants, including reporting requirements, and negative covenants including limitations on transactions with affiliates, liens, sales of assets, mergers and consolidations, entry into new lines of business and designation of unrestricted subsidiaries.

Certain direct and indirect subsidiaries of the Company guarantee the Company’s obligations under the Note Purchase Agreement and the Notes pursuant to a Guaranty Agreement.

The foregoing summary of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Note Purchase Agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information with respect to the Note Purchase Agreement in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On July 5, 2012, the Company issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.  The information in the press release is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (Exchange Act) or otherwise subject to the liabilities of that section, nor will it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Note Purchase Agreement dated July 5, 2012 among the Company and the Purchasers named therein.
99.1	Press Release dated July 5, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC.

/s/ John R. Gailey III
John R. Gailey III, Vice President, General
Counsel and Secretary

July 10, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Note Purchase Agreement dated July 5, 2012 among the Company and the Purchasers named therein.
99.1	Press Release dated July 5, 2012.